EXHIBIT 16.1

                        Murphy, Bennington & Company
                        Certified Public Accountants
                          6887 W. Charleston Blvd.
                          Las Vegas, Nevada 89117
                               (702) 869-4263



June 25, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
Re: Can-Cal Resources Ltd.

Ladies and Gentlemen:

We have read Item 4 in the Form 8-K for Can-Cal Resources Ltd. dated June 25, 2002, filed with the Securities and Exchange Commission and we are in agreement with the statements contained therein insofar as they relate to our firm.

/s/ Murphy, Bennington & Company
Murphy, Bennington & Company

cc: Can-Cal Resources Ltd.